UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices, including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On June 17, 2026, Zura Bio Limited (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the shareholders of the Company approved an amendment and restatement of the Company’s 2023 Equity Incentive Plan (the “Amended 2023 Plan”). The Company’s board of directors previously approved the Amended 2023 Plan on April 23, 2026, subject to approval of the shareholders at the Annual Meeting. The Amended 2023 Plan became effective immediately upon shareholder approval at the Annual Meeting.

The material terms of the Amended 2023 Plan are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”) in the section entitled “Proposal 3: Approve the Amended and Restated 2023 Zura Bio Limited Equity Incentive Plan”. The description and terms of the Amended 2023 Plan contained herein and in the Proxy Statement are qualified in their entirety by the text of the Amended 2023 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

As referenced above, on June 17, 2026, the Company held its Annual Meeting, at which a quorum was present. At the Annual Meeting, the shareholders of the Company voted on the following four proposals: (1) the election, by ordinary resolution, of the eight (8) directors listed below (the “Director Nominees”) to the Company’s Board of Directors (the “Board”) to hold office until the next annual general meeting of shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal (“Proposal 1”); (2) the ratification, by ordinary resolution, of the appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”); (3) the approval, by ordinary resolution, of the Amended 2023 Plan (“Proposal 3”); and (4) the approval, by ordinary resolution, of the adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, for the purpose of soliciting additional proxies in favor of Proposals 1, 2 and 3, in the event the Company does not receive the requisite shareholder votes to approve Proposals 1, 2 and 3 (“Proposal 4”). Each of these proposals is described in greater detail in the Proxy Statement. The final results of the voting on each proposal are set forth below.

Proposal 1 - Election of Directors.

The Company’s shareholders elected the Director Nominees as directors of the Company, each to hold office until the next annual general meeting of shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal. The votes cast were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel Becker	55,968,512	291,173	20,958	18,267,509
Mark Eisner	56,209,068	49,466	22,109	18,267,509
Jennifer Jarrett	39,788,639	16,471,044	20,958	18,267,511
Sandeep Kulkarni	56,250,391	8,292	21,960	18,267,509
Amit Munshi	40,229,829	16,027,697	23,115	18,267,511
Ajay Nirula	56,249,212	8,319	23,113	18,267,508
Steven Schoch	56,197,526	61,025	22,093	18,267,508
Parvinder Thiara	55,766,669	490,857	23,115	18,267,511

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes cast were as follows:

For	Against	Abstain
74,323,697	30,527	193,928

Proposal 3 - Approval of the Amended and Restated 2023 Zura Bio Limited Equity Incentive Plan

The Company’s shareholders approved the amendment and restatement of the Company’s 2023 Equity Incentive Plan. The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
38,850,373	17,403,607	26,663	18,267,509

Proposal 4 - Adjournment Proposal.

Proposal 4 was to approve an adjournment of the Annual Meeting by the chairman thereof to a later date, if necessary, for the purpose of soliciting additional proxies in favor of Proposals 1, 2 and 3, in the event the Company did not receive the requisite shareholder votes to approve Proposals 1, 2 and 3. As Proposals 1, 2 and 3 were approved by the requisite number of votes, Proposal 4 was not put to a vote of the shareholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026

ZURA BIO LIMITED

By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary